Annex A

MANAGERS AND GENERAL PARTNERS OF THE REPORTING PERSONS

The following sets forth the name, principal occupation, citizenship or jurisdiction of organization and principal place of business of the Covered Persons:

Gates Capital Management, L.P.

Name	Title or Relationship with Reporting Person	Principal Occupation or Employment	Citizenship or Jurisdiction of Organization	Principal Place of Business
Gates Capital Management GP, LLC	General Partner	Investment Management	Delaware	(1)

Gates Capital Management GP, LLC

Name	Title or Relationship with Reporting Person	Principal Occupation or Employment	Citizenship or Jurisdiction of Organization	Principal Place of Business
Gates Capital Management, Inc.	Managing Member	Investment Management	Delaware	(1)

Gates Capital Management, Inc.

Name	Title or Relationship with Reporting Person	Principal Occupation or Employment	Citizenship or Jurisdiction of Organization	Principal Place of Business
Jeffrey L. Gates	President	Investment Management	United States	(1)

(1)  The address of the principal place of business of each of the Covered Persons is c/o Gates Capital Management, Inc., 1177 Avenue of the Americas, 46th Floor, New York, New York 10036.